EXHIBIT 99.2

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On February 9, 2014, Kite Realty Group Trust, or Kite Realty, KRG Magellan, LLC, or Merger Sub, and Inland Diversified Real Estate Trust, Inc., or Inland Diversified, entered into a definitive agreement and plan of merger, which is referred to as the merger agreement.  On July 1, 2014, the merger was completed and Inland Diversified was merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Kite Realty Group, L.P., Kite Realty’s operating partnership.

Under the terms of the merger agreement, upon the merger each share of Inland Diversified common stock was converted into the right to receive 1.707 newly issued Kite Realty common shares.  Upon the closing of the merger, former Kite Realty shareholders held approximately 39.5% of the issued and outstanding common shares of the combined company, which we refer to as the Combined Corporation, and former Inland Diversified stockholders held approximately 60.5% of the issued and outstanding common shares of the Combined Corporation.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting, with Kite Realty considered the acquirer of Inland Diversified. Under the acquisition method of accounting, the purchase price is allocated to the underlying Inland Diversified tangible assets, intangibles, and acquired liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available.  The aggregate purchase price for financial statement purposes was based on the price per share of Kite Realty common stock on the closing date.  The total consideration for the merger and the assignment of fair values to Inland Diversified’s assets acquired and liabilities assumed has not been finalized and is subject to change. Kite Realty estimated the fair value of Inland Diversified’s assets and liabilities based on discussions with and data received from Inland Diversified’s management, preliminary valuation studies, due diligence and information presented in Inland Diversified’s public filings. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or pro forma statements of operations. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein.

Assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give pro forma effect to events that are: (1) directly attributable to the merger, (2) other acquisition and capital transactions completed by Kite Realty or Inland Diversified ,(3) factually supportable, and (4) expected to have a continuing impact on the results of operations of Kite Realty following the merger. This information is presented for illustrative purposes only and is not indicative of the combined operating results or financial position that would have occurred if such transactions had occurred on the dates and in accordance with the assumptions described below, nor is it indicative of future operating results or financial position.

The unaudited pro forma condensed consolidated financial statements, although helpful in illustrating the financial characteristics of Kite Realty after the merger under one set of assumptions, do not reflect opportunities to earn additional revenue, or other factors that may result as a consequence of the merger and do not attempt to predict or suggest future results. The projected operating synergies are expected to include $17 million in combined annual cost synergies. The unaudited pro forma condensed consolidated financial statements also exclude the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the merger as they are currently not known, and to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the merger. However, such costs could affect Kite Realty following the merger in the period the costs are incurred or recorded. Further, the unaudited pro forma condensed consolidated financial statements do not reflect the effect of any regulatory actions that may impact the results of Kite Realty following the merger.

The unaudited pro forma condensed consolidated financial statements have been developed from and should be read in conjunction with:

•                  the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•                  the historical audited consolidated financial statements of Kite Realty as of and for the year ended December 31, 2013, included in Kite’s Form 10-K, as amended; and the historical unaudited consolidated financial statements as of and for the six months ended June 30, 2014, included in Kite Realty’s Quarterly Report on Form 10-Q; and

•                  the historical audited consolidated financial statements of Inland Diversified as of and for the year ended December 31, 2013, included in Inland Diversified’s Form 10-K; and the historical unaudited consolidated financial statements of Inland Diversified as of and for the six months ended June 30, 2014 filed as Exhibit 99.1 to this Current Report on Form 8-K.

Kite Realty Group Trust
Pro Forma Condensed Consolidated Balance Sheet

June 30, 2014

(Unaudited)

(in thousands, except per share data)

		Inland
	Kite Realty	Diversified	Pro Forma		Kite Realty
	Historical	Historical	Adjustments	(1)	Pro Forma
Assets:

Investment properties, at cost:	$1,877,640	$1,698,143	$383,593	(2)	$3,959,376
Less: accumulated depreciation	(251,415)	(115,701)	115,701	(3)	(251,415)
	1,626,225	1,582,442	499,294		3,707,961

Cash and cash equivalents	22,628	109,664	(95,830	)(4)	36,462
Tenant receivables, net of allowance for uncollectible accounts	27,609	18,291	(10,768	)(5)	35,132
Other receivables	3,807	—	—		3,807
Escrow deposits	9,925	10,081	—		20,006
Investment in marketable securities	—	13,101	—		13,101
Deferred costs, net	53,580	196,819	(84,547	)(6)	165,852
Prepaid and other assets	3,705	8,191	—		11,896
Total Assets	$1,747,479	$1,938,589	$308,149		$3,994,217

Liabilities and Equity:
Mortgage and other indebtedness	$874,517	$860,642	$(62,532	)(4), (7)	$1,672,627
Accounts payable and accrued expenses	54,996	26,705	19,714	(8)	101,415
Deferred investment property acquisition obligations	—	15,650	1,569	(9)	17,219
Deferred revenue and other liabilities	40,462	59,195	41,466	(10)	141,123
Total Liabilities	969,975	962,192	217		1,932,384
Commitments and contingencies
Redeemable noncontrolling interests in Operating Partnership	40,782	66,594	2,761	(11)	110,137
Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares	102,500	—	—		102,500
Common Shares	1,316	118	1,893	(12)	3,327
Additional paid in capital and other	824,073	1,053,472	179,205	(12)	2,056,750
Accumulated other comprehensive (loss) income	(1,425)	1,660	(1,660	)(12)	(1,425)
Accumulated deficit	(193,105)	(145,447)	125,733	(12)	(212,819)
Total Kite Realty Group Trust Shareholders’ Equity	733,359	909,803	305,171		1,948,333
Noncontrolling Interests	3,363	—	—		3,363
Total Equity	736,722	909,803	305,171		1,951,696
Total Liabilities and Equity	$1,747,479	$1,938,589	$308,149		$3,994,217

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

Kite Realty Group Trust
Pro Forma Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2014
(Unaudited)

(in thousands, except per share data)

		Inland
	Kite Realty	Diversified	Pro Forma		Kite Realty
	Historical	Historical	Adjustments	(13)	Pro Forma
Revenue:
Minimum rent	$62,482	$70,319	$3,216	(14)	$136,017
Tenant reimbursements	17,478	18,089	440		36,007
Other property related revenue	3,543	1,925	(24)		5,444
Total revenue	83,503	90,333	3,632		177,468
Expenses:
Property operating	14,206	14,584	(3,756	)(15)	25,034
Liquidity event costs	—	4,070	(4,070	)(16)	—
Real estate taxes	9,416	10,778	350		20,544
Business management-fee related party	—	6,591	(6,591	)(16)	—
General, administrative, and other	5,420	4,765	—		10,185
Merger and acquisition costs	7,760	287	(8,047	)(17)	—
Depreciation and amortization	37,177	35,958	15,116	(18)	88,251
Total expenses	73,979	77,033	(6,998)		144,014
Operating income (loss)	9,524	13,300	10,630		33,454
Interest expense	(14,905)	(20,208)	5,757	(19)	(29,356)
Income tax expense of taxable REIT subsidiary	(22)	—	—		(22)
Interest, dividend and other income	—	1,247	—		1,247
Realized gain on marketable securities	—	1,842	—		1,842
Other (expense) income, net	(10)	255	—		245
Income (loss) from continuing operations	(5,413)	(3,564)	16,387		7,410
Gain on sale of operating properties, net	3,489	—	—		3,489
Consolidated net income (loss) from continuing operations	(1,924)	(3,564)	16,387		10,899
Net (income) loss from continuing operations attributable to noncontrolling interests	81	(1,376)	(260	)(20)	(1,555)
Net income (loss) from continuing operations attributable to Kite Realty Group Trust	$(1,843)	$(4,940)	$16,127		$9,344
Dividends on preferred shares	(4,228)	—	—		(4,228)
Net income (loss) from continuing operations attributable to common shareholders	$(6,071)	$(4,940)	$16,127		$5,116
Net income (loss) from continuing operations attributable to common shareholders per common share - diluted	$(0.18)	$ N/A	$ N/A		$0.06
Weighted average common shares outstanding - diluted (21)	32,821	N/A	N/A		83,143

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

Kite Realty Group Trust

Pro Forma Condensed Consolidated Statements of Operations

For the Twelve Months Ended December 31, 2013
(Unaudited)

(in thousands, except per share data)

		Kite Realty			Inland			Combined
	Kite Realty	Pro Forma		Kite Realty	Diversified	Pro Forma		Company
	Historical	Adjustments	(22)	Pro Forma	Historical	Adjustments	(23)	Pro Forma
Revenue:
Minimum rent	$93,637	$23,842		$117,479	$140,763	$8,596	(24)	$266,838
Tenant reimbursements	24,422	5,662		30,084	35,565	1,398		67,047
Other property related revenue	11,429	—		11,429	9,480	(82)		20,827
Total revenue	129,488	29,504		158,992	185,808	9,912		354,712
Expenses:
Property operating	21,729	3,993		25,722	33,977	(7,024	)(25)	52,675
Real estate taxes	15,263	3,265		18,528	20,564	1,087		40,179
Business management-fee related party	—	—		—	14,666	(14,666	)(26)	—
General, administrative, and other	8,211	—		8,211	9,223	—		17,434
Merger and acquisition costs	2,214	(2,214)		—	619	—		619
Depreciation and amortization	54,479	21,000		75,479	73,608	27,321	(27)	176,408
Total expenses	101,896	26,044		127,940	152,657	6,718		287,315
Operating income	27,592	3,460		31,052	33,151	3,194		67,397
Interest expense	(27,994)	(1,851)		(29,845)	(42,669)	15,271	(28)	(57,243)
Income tax expense of taxable REIT subsidiary	(263)	—		(263)	—	—		(263)
Interest, dividend and other income	—	—		—	3,135	—		3,135
Realized gain on marketable securities	—	—		—	641	—		641
Other (expense) income, net	(62)	—		(62)	260	—		198
Income (loss) from continuing operations	(727)	1,609		882	(5,482)	18,465		13,865
Net (income) loss from continuing operations attributable to noncontrolling interests	686	(437)		249	(2,440)	(426	)(29)	(2,617)
Net income (loss) from continuing operations attributable to Kite Realty Group Trust	$(41)	$1,172		$1,131	$(7,922)	$18,039		$11,248
Dividends on preferred shares	(8,456)	—		(8,456)	—	—		(8,456)
Net income (loss) from continuing operations attributable to common shareholders	$(8,497)	$1,172		$(7,325)	$(7,922)	$18,039		$2,792
Net income (loss) from continuing operations attributable to common shareholders per common share - diluted	$(0.36)	$0.13		$(0.22)	$ N/A	$ N/A		$0.03

Weighted average common shares outstanding - diluted (30)	23,536	9,171		32,707	N/A	N/A		83,036

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

KITE REALTY GROUP TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

General

The Kite Realty Group Trust (“Kite Realty”) and Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”) historical amounts include the reclassification of certain historical balances to conform to the pre-merger Kite Realty presentation of these unaudited pro forma condensed consolidated financial statements, as described below:

Balance Sheet

•                  Inland Diversified’s balance for investment in unconsolidated entities, previously disclosed as a separate line item, was reclassified into prepaids and other assets.

•                  Inland Diversified’s balance for acquired lease intangibles, net, previously disclosed as a separate line item, was reclassified into deferred costs, net.

•                  Inland Diversified’s balance for distributions payable, previously disclosed as a separate line item, was reclassified into accounts payable and accrued expenses.

•                  Inland Diversified’s balance for accrued real estate taxes payable, previously disclosed as a separate line item, was reclassified into accounts payable and accrued expenses.

•                  Inland Diversified’s balance for acquired below market lease intangibles, net, previously disclosed as a separate line item, was reclassified into deferred revenue and other liabilities.

•                  Inland Diversified’s balance for due to related parties, previously disclosed as a separate line item, was reclassified into accounts payable and accrued expenses.

Statement of Operations

•                  Inland Diversified’s balance for equity in income from unconsolidated entities, previously disclosed as a separate line item, was reclassified into other (expense) income, net.

•                  Inland Diversified’s balances for reimbursement of sales tax receipts and direct utility reimbursement, previously included in other property related revenue was reclassified as a reduction to property operating expenses.

The pro forma condensed consolidated statement of operations for the year ended December 31, 2013 combines the historical consolidated statements of operations before discontinued operations of Kite Realty (after giving effect to Kite Realty’s 2013 property acquisitions and related equity issuances) and Inland Diversified (after giving effect to 2014 property acquisitions), giving effect to the merger as if it had been consummated on January 1, 2013, the beginning of the earliest period presented.  The pro forma condensed consolidated statement of operations for the six months ended June 30, 2014 combines the historical consolidated statements of operations before discontinued operations of Kite and Inland Diversified (after giving effect to 2014 property acquisitions), giving effect to the merger as if it had been consummated on January 1, 2014. The pro forma condensed consolidated balance sheet combines the historical consolidated balance sheet of Kite Realty and the historical consolidated balance sheet of Inland Diversified as of June 30, 2014, giving effect to the merger as if it had been consummated on June 30, 2014 and giving effect to the paydown of certain debt, which was contemplated as part of the merger, with cash on hand post-merger.

Balance Sheet

General

1.              Represents adjustments to record the acquisition of Inland Diversified by Kite Realty based upon the estimated purchase price of approximately $2.1 billion.  The calculation of the estimated purchase price to be preliminarily allocated is as follows (in thousands):

Equity issued (a)	$1,234,688
Assumption of debt	892,909
Redeemable noncontrolling interests	69,355
Deferred investment property acquisition obligations	17,219
Other assets and liabilities, net	(85,610)
Estimated purchase price	$2,128,561

a.              The 117.8 million outstanding shares of Inland Diversified common stock converted to Kite Realty common shares at a conversion rate of 1.707 Kite Realty common shares per share of Inland Diversified common stock.  As a result, Kite Realty issued approximately 201 million of its common shares to Inland Diversified stockholders. The per share price of Kite Realty’s common stock on the closing date was used to determine the fair value of the equity issued.

2.              The real estate assets of Inland Diversified have been adjusted based upon the preliminary estimated fair value for the tangible real estate assets acquired.  Management with the assistance of a third party service provider estimated the fair value using methods similar to those used by independent appraisers.  The purchase price and allocation thereof are preliminary and is subject to revision with the measurement period, not to exceed one year.

3.              Inland Diversified’s historical accumulated depreciation is eliminated since the assets are presented at estimated fair value.

4.              Reflects the use of cash on hand as of June 30, 2014 that was utilized to pay down debt of $95.8 million subsequent to the merger in early July 2014, which was contemplated as part of the merger.

5.              Inland Diversified’s historical straight-line rent receivable of $10.5 million is eliminated.

6.              Inland Diversified’s historical deferred leasing costs, net of $196.8 million are eliminated.  The adjustment also includes an estimate for the acquired value of in-place leases of $92.8 million and $19.5 million for leases that have above market rents.  The estimated fair value of in place leases was calculated based upon the best estimate of the costs to obtain tenants in each applicable market. An asset or liability is recognized for acquired leases with favorable rents compared to market rates based on our best estimates of current rents in each market.

7.              The debt balances of Inland Diversified have been adjusted to reflect the estimated fair value at June 30, 2014. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available for debt with similar terms and maturities as of the merger date.

This pro forma adjustment also reflects the paydown of debt of $95.8 million from the use of cash on hand.

8.              The adjustment reflects an accrual for transaction costs anticipated by Kite and Inland Diversified concurrent with the closing of the merger of approximately $19 million, consisting primarily of fees for investment bankers, due diligence costs, legal, accounting, tax, expenses related to the Inland Diversified Business Manager & Advisor, Inc. (the “Business Manager”) transition and termination, and certain filings to be paid to third parties based on actual expenses incurred to date and Kite Realty’s best estimate of its remaining fees.

9.              Adjustment represents the preliminary adjustment required to record the estimate of deferred investment property acquisition obligations related to earnout components of certain Inland Diversified properties.

10.       Inland Diversified’s historical acquired below market lease intangibles, net of $46.2 million, net, are eliminated.  The adjustment also includes an estimate for the fair value upon the merger of the acquired below market lease intangibles of $87.9 million.  The estimated fair value for acquired leases with unfavorable contractual rents compared to market rents is based on Kite Realty management’s best estimates of current rents in each market.

11.       Reflects the adjustment to present at fair value the unaffiliated partners’ interests in certain properties that can be redeemed, but are not required to be redeemed, at a certain date in the future.  This redemption is not solely controlled by Kite Realty.  The balance is recorded at the market value of Kite Realty common stock on the merger date.

12.       Adjustment represents the elimination of all historical Inland Diversified balances and the issuance of Kite Realty common shares in the merger.

Statement of Operations Adjustments — June 30, 2014

13.       Reflects the acquisitions of Memorial Commons, Hitchcock Plaza, and Westside Market, which were acquired during 2014 by Inland Diversified, as if they were acquired on January 1, 2014.  These acquisitions were funded with cash on hand.

Minimum rent	$1,635
Tenant reimbursements	440
Other property related revenue	(24)
Total revenue	2,051

Property operating expenses	168
Real estate taxes	350
Depreciation and amortization	628
Total expenses	1,146
Net income	$905

14.       Rental revenue is adjusted to remove the historical amortization of the above/below market lease intangible assets, net of $1.1 million and to recognize $0.4 million of the amortization of above/below market lease intangible liability, net.

15.       Reflects the removal of the Inland Diversified historical management fee expense paid to the real estate managers, which are entities owned principally by individuals who are related parties of the Inland Diversified Business Manager and Advisor, and includes an estimate of expected costs for Kite Realty to manage the properties on an on-going basis, which includes payroll and related benefits and other costs specific to managing the properties.  There are no assurances that the cost efficiencies will be achieved.

16.       Reflects the elimination of the related party business management fee that was equal to a percentage of average invested assets after the merger between Inland Diversified Business Manager and Advisor.  Kite Realty is a self-administered and self-managed REIT and terminated these agreements upon completion of the merger.

17.       See note (8) for a discussion of merger and acquisition costs.  This adjustment reflects the elimination of the transaction costs that were recorded by Kite Realty and Inland Diversified related to the merger.

18.       Depreciation and amortization is adjusted to remove $36.0 million of historical depreciation and amortization expense and to recognize $50.4 million of depreciation and amortization due to the fair value adjustment of the real estate assets and intangible assets recognized at estimated fair value. This depreciation and amortization adjustment is computed on a straight-line basis over the estimated useful lives of the related assets, which range from 20 to 35 years for buildings, 5 to 7.5 year for land improvements, the remaining useful lives of the leases related to tenant improvements and in-place lease intangibles, and 5 years for furniture, fixtures, and equipment.

19.       Interest expense is reduced by $3.3 million as the result of the amortization of the fair market value of debt adjustment as discussed in (8) above. Interest expense is also adjusted to remove $0.5 million of historical amortization of deferred financing costs.

Interest expense is reduced by $1.9 million as the result of the $95.8 million pay down of debt subsequent to the merger.  Interest expense was reduced based a borrowing rate of 4.0%.

20.       The adjustment to noncontrolling interests was made to reflect the limited partnership unitholders’ pro forma combined weighted average ownership percentage of 1.96% in the consolidated results of Kite Realty.

21.       The calculation of diluted income per common share was as follows:

	Six Months Ended June 30, 2014 (in thousands, except per share data)
	Kite Realty Historical	Inland Diversified Historical	Kite Realty Pro Forma
(Loss) income from continuing operations attributable to common shareholders, basic and diluted	$(6,071)	$(4,940)	$5,116
Weighted average common shares outstanding *	32,821	N/A	83,143
Net (loss) income from continuing operations attributable to common shareholders per common share, diluted	$(0.18)	N/A	$0.06

Note: The pro forma weighted average common shares assumes that shares of Inland Diversified common stock were converted to Kite Realty common shares in the merger at the exchange ratio of 1.707 Kite Realty common shares for every share of Inland Diversified common stock.

*                 The weighted average common shares outstanding on a historical and pro forma basis have been adjusted for the 1-for-4 reverse share split of Kite Realty common shares that was completed on August 12, 2014.

Statement of Operations Adjustments — December 31, 2013

22.       Reflects a full year impact of Kite Realty’s 2013 property acquisitions as if they had all occurred on January 1, 2013. This also assumes the Kite Realty common shares issued in April, May and November of 2013 were issued on January 1, 2013. The net proceeds from the issuance of these Kite Realty common shares were utilized to fund Kite Realty’s 2013 property acquisitions. You can find more information regarding Kite Realty’s 2013 property acquisitions and related equity issuances in Kite Realty’s previously filed annual report on Form 10-K, as amended, for the year ended December 31, 2013.

23.       Reflects the acquisitions of Memorial Commons, Hitchcock Plaza, and Westside Market, which were acquired during 2014 by Inland Diversified, as if they were acquired on January 1, 2013.  These acquisitions were funded with cash on hand.

Minimum rent	$5,272
Tenant reimbursements	1,398
Other property related revenue	(82)
Total revenue	6,588

Property operating expenses	571
Real estate taxes	1,087
Depreciation and amortization	2,080
Total expenses	3,738
Net income	$2,850

24.       Rental revenue is adjusted to remove the historical amortization of the above/below market lease intangible assets, net of $2.4 million and to recognize $0.9 million of the amortization of above/below market lease intangible liability, net.

25.       Reflects the removal of the Inland Diversified historical management fee expense paid to the real estate managers, which are entities owned principally by individuals who are related parties of the Inland Diversified Business Manager and Advisor, and includes an estimate of expected costs for Kite Realty to manage the properties on an on-going basis, which includes payroll and related benefits and other costs specific to managing the properties. There are no assurances that the cost efficiencies will be achieved.

26.       Reflects the elimination of the related party business management fee that was equal to a percentage of average invested assets after the merger between Inland Diversified Business Manager and Advisor.  Kite Realty is a self-administered and self-managed REIT and terminated these agreements upon completion of the merger.

27.       Depreciation and amortization is adjusted to remove $73.6 million of historical depreciation and amortization expense and to recognize $98.8 million of depreciation and amortization due to the fair value adjustment of the real estate assets and intangible assets recognized at estimated fair value. This depreciation and amortization adjustment is computed on a straight-line basis over the estimated useful lives of the related assets, which range from 20 to 35 years for buildings, 5 to 7.5 year for land improvements, the remaining useful lives of the leases related to tenant improvements and in-place lease intangibles, and 5 years for furniture, fixtures, and equipment.

28.       Interest expense is reduced by $5.1 million as the result of the amortization of the fair market value of debt adjustment as discussed in (8) above. Interest expense is also adjusted to remove $1.3 million of historical amortization of deferred financing costs.

Interest expense is reduced by $8.9 million as the result of the $221.8 million pay down of debt subsequent to December 31, 2013.  Interest expense was reduced based upon a borrowing rate of 4.0%.

29.       The adjustment to noncontrolling interests was made to reflect the limited partnership unitholders’ pro forma combined weighted average ownership percentage of 1.96% in the consolidated results of Kite Realty.

31.       The calculation of diluted income per common share was as follows:

	Year Months Ended December 31, 2013 (in thousands, except per share data)
	Kite Realty Historical	Inland Diversified Historical	Kite Realty Pro Forma
(Loss) income from continuing operations attributable to common shareholders, basic and diluted	$(7,325)	$(7,922)	$2,792
Weighted average common shares outstanding *	32,707	N/A	83,036
Net (loss) income from continuing operations attributable to common shareholders per common share, diluted	$(0.22)	N/A	$0.03

Note: The pro forma weighted average common shares assumes that shares of Inland Diversified common stock were converted to Kite Realty common shares in the merger at the exchange ratio of 1.707 Kite Realty common shares for every share of Inland Diversified common stock.

*                 The weighted average common shares outstanding on a historical and pro forma basis have been adjusted for the 1-for-4 reverse share split of Kite Realty common shares that was completed on August 12, 2014.